Exhibit 99.1

General Steel Receives NYSE Notification Regarding Closing Price Requirement Under NYSE's Continued Listing Standard

BEIJING, Jan. 5, 2016 /PRNewswire/ -- General Steel Holdings, Inc. ("General Steel" or the "Company") (NYSE: GSI), announced today that, the New York Stock Exchange, Inc. (the "NYSE") has notified the Company that it has fallen below the NYSE's continued listing standard set forth in Section 802.01C of the Listed Company Manual ("Section 802.01C") that requires a minimum average closing price of $1.00 per share of the Company's common stock over a consecutive 30-trading-day period.

In a notification letter dated January 4, 2016, the NYSE notified the Company that as of December 30, 2015, the average closing price of the Company over a consecutive 30-day trading period of $0.97. Under the NYSE regulations, the Company has a cure period of six months from receipt of the NYSE's notice to achieve compliance with the continued listing standard of Section 802.01C. The Company can regain compliance at any time during the six-month cure period if on the last trading day of any calendar month during the cure period, the Company has a closing share price and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.

The Company will provide the NYSE with the required response within 10 business days of its receipt of the NYSE Notice, stating its intent to cure this deficiency. Subject to compliance with the NYSE's other continued listing standards and ongoing oversight, the Company's common stock will continue to be listed and traded on the NYSE during the six-month cure period, under the symbol "GSI", but will continue to be assigned a ".BC" indicator. The Company's business operations and United States Securities and Exchange Commission reporting requirements are not affected by the receipt of the NYSE's notice. The Company intends to actively monitor the closing price of its common stock during the cure period and will evaluate all available options to resolve this non-compliance and regain compliance with the pricing standard.

About General Steel

General Steel Holdings, Inc. is headquartered in Beijing, China and produces a variety of steel products including rebar and high-speed wire. Through its majority equity interest in Catalon, the Company also develops and manufactures De-NOx honeycomb catalysts and industrial ceramics.

To be added to the General Steel email list to receive Company news, or to request a hard copy of the Company's Annual Report on Form 10-K, please send your request to investor.relations@gshi-steel.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under "Risk Factors" and elsewhere, and include, but are not limited to: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether the Company is able to manage its planned growth efficiently and operate profitable operations, including whether its management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether the Company is able to generate sufficient revenues or obtain financing to sustain and grow its operations; (d) whether the Company is able to successfully fulfill our primary requirements for cash; and (e) other risks, including those disclosed in the Company's most recent Annual Report on Form 10-K, filed with the United States Securities and Exchange Commission. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

Contact Us

General Steel Holdings, Inc.
Joyce Sung
Tel: +1-347-534-1435
Email: joyce.sung@gshi-steel.com

Asia Bridge Capital Limited
Carene Toh
Tel: +1-888-957-3362
Email: generalsteel@asiabridgegroup.com